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                                                                   EXHIBIT 10.40


               FIRST AMENDMENT TO DEBTOR-IN-POSSESSION REVOLVING
                         CREDIT AND SECURITY AGREEMENT

         This First Amendment to Debtor-In-Possession Loan and Security Agreement ("Amendment") dated as of this _ day of March, 1996, by and between NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association having its principal office at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479 ("BANK"), and AMBER'S STORES, INC., a Texas corporation, with its principal office at 3737 Gus Thomasson Road, Mesquite, Texas 75150 ("BORROWER" or "DEBTOR"), a debtor-in-possession in Case No. 395-35650-HCA-11 pending in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division ("CASE").

                                   RECITALS

FIRST: On September 8, 1995, Debtor filed its voluntary petition with the Bankruptcy Court commencing the Case. Pursuant to sections 1107 and 1108 of the Bankruptcy Code, Debtor as debtor-in-possession has remained in possession and control of its assets.

SECOND: On September 18, 1995, the Bank and the Debtor entered into the Debtor-In-Possession Revolving Credit and Security Agreement ("DIP Loan Agreement"; hereinafter, the DIP Loan Agreement together with all documents executed and delivered in connection therewith will be jointly referred to as the "Loan Documents").

THIRD: Debtor is in default under the terms of the Loan Documents in the following respects: (a) the Debtor is in default under the terms of paragraph 6.26 of the Loan Documents in that it has replaced or terminated certain "Key Officers" (as that term is defined in the Loan Agreement) of Debtor including Ron Craft and Lance Wimmer; (b) the Debtor is in default under paragraph 7.1(k) of the DIP Loan Agreement in that the Aggregate Outstanding under the DIP Loan Agreement exceeds the Borrowing Base by the amount of $350,000.00; and (c) the Debtor is in default under the DIP Loan Agreement by virtue of its inability to have a plan confirmed by January 15, 1996 ("Known Defaults").

FOURTH: The Debtor has asked that the Bank agree to amend the DIP Loan Agreement to allow for the extension of credit above the Borrowing Base for a limited time. The Bank is willing to so amend subject to the terms and conditions set forth in this Amendment.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Bank agree as follows:
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                 1.       Definitions. Unless otherwise defined herein and
         subject to the amendments contained herein, all capitalized terms used herein shall have the meaning ascribed to them in the Loan Agreement.

                 2. Amendment to Definition of "Key Officer". The definition of Key Officer set forth in Section 1.1 of the DIP Loan Agreement shall be deleted in its entirety and shall be replaced by the following:

                          "Key Officer" means J. Lamar Roberts or Neal Stevens (at least through the confirmation of a Chapter 11 plan).

                 3.       Addition of Definition of "Over Advance Amount".
         Section 1.1 of the DIP Loan Agreement will be amended to add the following definition:

                          "Over Advance Amount" shall have the meaning ascribed to it in Section 2.1(a) herein.

                 4. Amendment to Section 2.1(a) of DIP Loan Agreement. The following shall replace the first sentence of Section 2.1(a) of the DIP Loan Agreement:

                          Bank agrees, on the terms and subject to the conditions herein set forth, to make Advances to Borrower from time to time during the period commencing on the date hereof until the earlier of June 1, 1996 or the date the Credit has been terminated pursuant to Sections 2.3(d) or 7.1(a), in an aggregate amount at any time outstanding, when added to all other Obligations outstanding, including the Letter of Credit Obligations, not to exceed the lesser of (i) an amount equal to the Maximum Credit Commitment, or (ii) an amount up to $500,000, $350,000 of which will be immediately available, the remainder of which will be available at the Bank's discretion based upon criteria to be agreed upon by the Bank and the Borrower ("Over Advance Amount") plus the Borrowing Base as shown on the most recent Borrowing Certificates submitted to Bank, or, if no such certificates have been submitted by Borrower to Bank on a timely basis, the Borrowing Base as calculated in good faith by Bank, which Advances shall be secured by the Collateral as provided in
                          Article III hereof; Bank agrees, on the terms and subject to the conditions herein set forth, to make Advances to Borrower from time to time during the period from June 1, 1996 until the earlier of the "Maturity Date" or the date the Credit has been terminated pursuant to Sections 2.3(d) or 7.1(a), in an aggregate amount at any time outstanding, when added to all other Obligations outstanding, including the Letter of Credit Obligations, not to exceed the lesser of (i) an amount equal to the Maximum Credit Commitment, or (ii) an amount equal to the Borrowing Base as shown on the most recent Borrowing Certificates submitted to Bank, or, if no such certificates have been submitted by Borrower to Bank on a



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                          timely basis, the Borrowing Base as calculated in
                          good faith by Bank, which Advances shall be secured by the Collateral as provided in Article III hereof

                 5. Amendment to Section 2.1(a)(1). Section 2.1(a)(1) shall be deleted in its entirety and shall be replaced by the following:

                          For the period commencing on the date hereof and continuing to June 1, 1996, Borrower will not request any Advances under this Section 2.1(a) if, after giving effect to such requested Advance, the sum of the outstanding and unpaid Advances under this
                          Section 2.1(a) or otherwise would exceed the Borrowing Base plus the Over Advance Amount; for the period after June 1, 1996, Borrower will not request any Advances under this Section 2.1(a) if, after giving effect to such requested Advance, the sum of the outstanding and unpaid Advances under this
                          Section 2.1(a) or otherwise would exceed the Borrowing Base.

                 6.       Amendment to Section 2.2(a). The fourth sentence in
         Section 2.2(a) of the DIP Loan Agreement shall be deleted in its entirety and shall be replaced by the following:

                          In addition, for the period prior to June 1, 1996, the Letter of Credit Obligations plus all other Obligations shall not exceed the lesser of the Maximum Credit Commitment or the Borrowing Base plus the Over Advance Amount; for the period after June 1, 1996, the Letter of Credit Obligations plus all other Obligations shall not exceed the lesser of the Maximum Credit Commitment or the Borrowing Base.

                 7. Amendment to Section.2.2(c). Section 2,2(c) shall be amended by deleting Section 2.2(c) in its entirety and replacing it with the following:

                          Mandatory Payment. If at any time prior to June 1, 1996, the Aggregate Outstanding exceeds the lesser of
                          (i) an amount equal to the Maximum Credit Commitment, or (ii) an amount equal to the Borrowing Base plus the Over Advance Amount, the Borrower shall immediately pay into the Collateral Account an amount sufficient to cause the Aggregate Outstanding to be equal to or less than the lesser of (i) the Maximum Credit Commitment, or (ii) the sum of the Borrowing Base plus the Over Advance Amount; if at any time after June 1, 1996, the Aggregate Outstanding exceeds the lesser of (i) an amount equal to the Maximum Credit Commitment, or (ii) an amount equal to the Borrowing Base, the Borrower shall immediately pay into the Collateral Account an amount sufficient to cause the Aggregate Outstanding to be equal to or less than the lesser of (i) the Maximum Credit Commitment, or (ii) the sum of the Borrowing Base.



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                 8.       Amendment to Exhibit A. The definition of Eligible
         Inventory set forth in Exhibit A shall be amended by deleting subparagraph 5 therein and replacing it with the following:

                          5.      Intentionally Omitted.

                 9. Court Approval. As a condition precedent to the effectiveness of the amendments contained herein, the Debtor must obtain an order of the bankruptcy court approving this Amendment after notice to all parties entitled to notice in accordance with the Bankruptcy Rules and any applicable local rules or pursuant to a properly entered court order.

                 10. Fees and Indemnification. Debtor agrees that Bank's fees and actions to date have been reasonable. To the extent that the Debtor has any claims against the Bank, Debtor hereby releases and waives any and all such claims and reaffirms its obligations under paragraph 8.8 of the DIP Loan Agreement to indemnify Bank against any such claims.

                 11. No Waiver of Default. By entering into this Amendment, the parties agree and acknowledge that the Bank has not and does not waive any default, except the Known Defaults, of the Debtor with respect to any obligation owed to the Bank. Except to the limited extent provided herein, the Bank does not modify or amend the covenants and obligations of the Debtor with respect to the Loan Documents.

                 12. Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Amendment or consent to any departure by the Debtor therefrom shall be effective unless the same shall be in writing and signed or consented to, by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Debtor in any case shall entitle the Debtor to any other or further notice or demand in similar or other circumstances.

                 13. Merger. All prior oral and written communications, commitments, alleged commitments, promises, alleged promises, agreements and alleged agreements by or between the Bank and the Debtor with respect to the amendments provided herein are hereby merged into this Amendment; shall be of no force or effect; and shall not be enforceable unless expressly set forth in this Amendment.

                 14. Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment.

                 15. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.



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                 16.      Successors and Assigns. This Amendment shall be
         binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that the Debtor may not assign or transfer its or his rights or obligations hereunder without the prior written consent of the Bank.

                 17. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instruments.

                 18. Loan Documents in Full Force and Effect. Subject to the amendments set forth herein, the Loan Documents remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.


                                        AMBER'S STORES, INC.

                                        By: /s/ J. Lamar Roberts
                                            -----------------------------------
                                        Title: VP Finance
                                               --------------------------------


                                        NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION

                                        By: /s/ Thomas A. Swann
                                            -----------------------------------
                                        Title: Vice President
                                               --------------------------------

Consented to by:

THE OFFICIAL COMMITTEE OF
UNSECURED CREDITORS FOR AMBER'S
STORES, INC.

By: /s/ Patrick Nelligan
    ---------------------------
Its:
     --------------------------




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